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                                                                    Exhibit 10.6

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (this "Agreement"), dated as of May 24, 2002, is made by and between Pillowtex Corporation, a Delaware corporation (the "Company"), and ____________________ ("Indemnitee").

                                    RECITALS

         A. It is essential to the Company to retain and attract as directors and officers the most capable persons available.

         B.    Indemnitee is a director and/or officer of the Company.

         C. Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of companies in today's environment.

         D. The Company's certificate of incorporation (the "Certificate") and bylaws (the "Bylaws") provide that the Company will indemnify its directors and officers to the fullest extent permitted by law and will advance expenses in connection therewith, and Indemnitee's willingness to serve as a director and/or officer of the Company is based in part on Indemnitee's reliance on such provisions.

         E. In recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, and Indemnitee's reliance on the aforesaid provisions of the Certificate and Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such provisions will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such provisions or any change in the composition of the Company's Board of Directors or any acquisition or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.    Certain Definitions.

               (a) "Claim" means any threatened, pending or completed action, suit or proceeding, or inquiry or investigation, whether instituted, made or conducted by the Company or any other party, whether civil, criminal, administrative, investigative or other.

               (b) "Expenses" includes attorneys' fees, judgment, fines or penalties, amounts paid in settlement and all other costs, expenses and obligations reasonably incurred or suffered in

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connection with investigating, defending, being a witness in or participating in
(including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

               (c) "Indemnifiable Event" means any actual or asserted event or occurrence related to the fact that Indemnitee is or was a director or officer of the Company or Pillowtex Corporation, a Texas corporation ("PTX"), or anything done or not done by Indemnitee in any such capacity; provided, however, Indemnitee will not be indemnified by reason of the fact that he or she is or was a director or officer of PTX unless Indemnitee served in such capacity as of or following November 14, 2000.

         2. Basic Indemnification Arrangement. In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in whole or in part out of) an Indemnifiable Event, the Company will indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than 30 calendar days after written demand is presented to the Company, against any and all Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses) of such Claims. Notwithstanding anything in this Agreement to the contrary, Indemnitee will not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim; provided, however, Company consent will not be required with respect to any claim initiated by the Indemnitee against the Company arising out of, or in connection with, the enforcement of, or the alleged breach by the Company of, this Agreement. If so requested by Indemnitee, the Company will advance (within twenty (20) calendar days of such request) any and all Expenses to Indemnitee; provided, however, if the Delaware General Corporation Law (the "DGCL") so requires, an advancement of Expenses incurred by Indemnitee will be made only upon delivery to the Company of an undertaking (an "Undertaking"), by or on behalf of Indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that Indemnitee is not entitled to be indemnified for such expenses under this
Section 2 or otherwise.

         3. Indemnification Procedures. The procedures to be followed with respect to providing indemnification to the Indemnitee under the terms of this Agreement will be consistent with those procedures set forth in Article VI of the Bylaws of the Company.

         4. No. Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding upon a plea of nolo contendre or its equivalent will not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         5. Non-Exclusivity, Etc. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Certificate, the Bylaws or the DGCL or otherwise; provided, however, that to the extent that Indemnitee otherwise would have any greater right to indemnification under any provision of the Certificate or Bylaws as in effect on

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the date hereof, Indemnitee will be deemed to have such greater right hereunder;
and provided further that to the extent that any change is made to the DGCL (whether by legislative action or judicial decision), the Certificate and/or the Bylaws which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to the Certificate or the Bylaws the effect of which would be to deny, diminish or encumber Indemnitee's right to indemnification under the Certificate, the Bylaws or the DGCL or otherwise as applied to any act or failure to act occurring in whole or in part prior to the date upon which the amendment was approved by the Company's Board of Directors and/or its stockholders, as the case may be.

         6. Liability Insurance and Funding. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. The Company may, but will not be required to, create a trust fund, grant a security interest or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

         7. Subrogation. In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities. The Indemnitee will execute all papers reasonably required and will do everything that may be reasonably necessary to secure such rights and enable the Company effectively to bring suit to enforce such rights (all of Indemnitee's reasonable costs and expenses, including attorneys' fees and disbursements, to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

         8. No Duplication of Payments. The Company will not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Certificate or the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

         9. Joint Defense. Notwithstanding anything to the contrary herein contained, if (a) Indemnitee elects to retain counsel in connection with any Claim in respect of which indemnification may be sought by Indemnitee against the Company pursuant to this Agreement and (b) any other director or officer of the Company may also be subject to liability arising out of such Claim and in connection with such Claim may seek indemnification against the Company pursuant to an agreement similar to this Agreement, Indemnitee, together with such other persons, will employ counsel to represent jointly Indemnitee and such other persons unless the employment of separate counsel shall have been authorized in writing by the Board of Directors of the Company in connection with the defense of such action or the Indemnitee shall have reasonably concluded and delivered to the Board of Directors a written request setting forth in reasonable detail the basis for the determination that such Indemnitee has available to its defenses which are inconsistent with the defenses available to any other party seeking indemnification against the Company. In the event the Board of Directors of the Company fails to act on such request within 30 calendar days after receipt thereof by the Company, Indemnitee

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will be deemed to be entitled to be represented by separate counsel in connection with such Claim.

         10.   Successors and Binding Agreement.

               (a) The Company will require any successor (whether by purchase, merger, consolidation or reorganization), by agreement expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, (and such successor will thereafter be deemed the "Company" for purposes of this Agreement), but will not otherwise be assignable, transferable or delegatable by the Company.

               (b) This Agreement will inure to the benefit of and be enforceable by the Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

               (c) This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 12(a) and 12(b). Without limiting the generality or effect of the foregoing, Indemnitee's right to receive payments hereunder will not be assignable, transferable or delegatable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 12(c), the Company will have no liability to pay any amount so attempted to be assigned, transferred or delegated.

         11. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five calendar days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Indemnitee at the Indemnitee's principal residence as shown in the Company's most current records, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

         12. Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State.

         13. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable or

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otherwise illegal will be reformed to the extent (and only to the extent)
necessary to make it enforceable, valid or legal.

         14. Miscellaneous. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             PILLOWTEX CORPORATION,
                                             a Delaware corporation


                                             By: ______________________________
                                             Name:
                                             Title:




                                             __________________________________
                                             [name]

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